SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 21, 2005

Date of Report (date of earliest event reported)

CUBIC CORPORATION

(Exact name of Registrant as specified in charter)

Delaware	1-8931	95-1678055
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9333 Balboa Avenue San Diego, California 92123
(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 277-6780

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                                    Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Principal Officers; Appointment of Principal Officers.

a)              Richard A. Johnson, President and Chief Executive Officer of Registrant’s wholly-owned subsidiary Cubic Transportation Systems, Inc. and a Vice President of Registrant, has left the employment of the Company for personal reasons, effective February 21, 2005.

b)             Richard A. Efland, 58, has been appointed as President of Cubic Transportation Systems, Inc., effective immediately.  Mr. Efland, formerly Senior Vice President of Cubic Transportation Systems, Inc., does not have an employment contract with the Company.

Mr. Efland has had no transaction with management or other persons described in Item 404(a) of Regulation S-K except for his employment compensation and the value of his benefits.  For fiscal year 2005 his base annual compensation is expected to be approximately $330,000.

Mr. Efland has been employed by Cubic Transportation Systems, or its affiliates, since 1977 in a variety of general managerial positions including engineering and programs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CUBIC CORPORATION

Date	February 21, 2005
/s/ W. W. Boyle
W. W. Boyle
Chief Financial Officer